UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53868 (Commission File Number)	30-0696883 (IRS Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas  76108
(Address of principal executive offices)(Zip Code)

(817) 744-8502
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

In June 2012, the registrant was served with a complaint (Civil Action No. 12-CV-327-CVE-PJC) filed in the United States District Court for the Northern District of Oklahoma by Cottonwood Natural Resources, Ltd. (“Cottonwood”). Cottonwood alleged breach of contract and fraud in connection with a Purchase and Sale Agreement dated April 19, 2012 between the registrant and Cottonwood (the “Cottonwood Purchase Agreement”) related to the purchase of certain oil and gas interests in approximately 14,640 acres in Finney County, Kansas (the “Finney Property”). Cottonwood filed the complaint after the registrant’s termination of the Cottonwood Purchase Agreement, which resulted from the registrant’s determination that Cottonwood had options to title to less than 12,908.46 net acres and had failed to disclose all material facts related to the Finney Property. Cottonwood sought damages of at least $4,324,180.

Effective May 31, 2013, the registrant transferred some of its non-producing leases covering lands in Sheridan County, Kansas, in which it has no intentions to drill, to Cottonwood to dispose of the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)
June 6, 2013	By: /s/ S. Jeffrey Johnson S. Jeffrey Johnson Chief Executive Officer